UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2025

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 220-6814

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2025, Signing Day Sports, Inc., a Delaware corporation (the “Company”), entered into a Sponsorship Agreement, dated as of January 30, 2025 (the “Sponsorship Agreement”), between Goat Farm Sports, LLC, a New Jersey limited liability company (“GFS”), and the Company. The Sponsorship Agreement provides that GFS is the producer of the annual football event referenced as the U.S. Army Bowl, the All-American Bowl, and/or the Military Appreciation Bowl (the “Bowl”), along with a branded national combine event (the “National Combine”), the events known as “Bowl Week” (“Bowl Week”), and other football events including regional football combine events and academies throughout each year from 2024 through 2026 (the “Bowl Events”). Under the Sponsorship Agreement, the Company will be the exclusive National Recruiting Partner to the Bowl and the Events for the years 2024, 2025, and 2026.

Under the Sponsorship Agreement, the Company is granted activation rights at the Bowl and all of the Events. The Company’s will have promotional and branding rights during the Bowl Week in Frisco, Texas, and national and international marketing opportunities wherever GFS owns and operates the Events. The Company is authorized to use GFS’s trademarks, logos, and other indicia to promote the Bowl and the Events. The Company may construct promotional booths, distribute materials, and engage directly with athletes, parents, and coaches at the Bowl and the Events. Additionally, the Company will have access to athlete databases and significant speaking opportunities to educate and promote its services to participants and their families. The Company will pay any and all activation expenses except as otherwise provided by the Sponsorship Agreement.

The Sponsorship Agreement provides that GFS will grant the Company the ability to publish, use, and display Bowl-related media, including footage, images, and promotional materials, across digital and social media platforms globally. The Company will have rights to a media package for any “Selection Tour” events, the Bowl, the Events, and the Bowl television show. The Bowl television show will include at least six 30-second TV spots, two billboard ads, and in-game b-roll segments showcasing the Company. Both parties will collaborate on a Bowl website and a detailed promotional schedule promoting the Company during the year and leading up to the Bowl. If GFS sells a college announcement package, GFS will provide SDS activation or secondary rights to the announcement platform.

The Sponsorship Agreement provides that the Company will make payments totaling $450,000 to support the Events, by making a payment (“Sponsorship Payment”) of $150,000 on or before each of January 30, 2025, January 1, 2026, and December 31, 2026. The Company may also sponsor the Ladies Ball basketball series if it elects, subject to separate agreement and payment of $7,500 to GFS by October 1, 2025. If the Company declines to sponsor such event, GFS may sell the recruiting category to another party.

The Company will provide all testing for all athletes at the National Combine, including physical measurements and performance evaluations. GFS will pay the Company a $60 stipend for each athlete that participates in and pays the full registration fee for attending the National Combine, with provisions for additional regional and middle school combines (the “Athlete Stipend”). GFS will deliver payments for the Athlete Stipend within five business days after the Sponsorship Payment for the respective year is made. The Sponsorship Agreement also provides for a 50/50 revenue-sharing arrangement for co-branded consumer products sold in connection with the website for the National Combine and the Bowl.

Under the Sponsorship Agreement, GFS will allow the Company to manage certain regional combines each year as agreed to in writing by January 31 of such year during the term of the Sponsorship Agreement (the “Selected Regional Combines”). The Company will be responsible for all venues, staffing, equipment, insurance, and other expenses associated with managing the Selected Regional Combines, and for all sales for any Selected Regional Combines, and will receive any revenues from any Selected Regional Combines. GFS will have final approval, unless unreasonably withheld, on all communication to athletes and parents with respect to Selected Regional Combines. In addition, any GFS-organized academy at the Selected Regional Combines will feature a one-day combine managed and operated by the Company, and will not otherwise interfere with the Selected Regional Combines. GFS will be responsible for the portion of any costs relating to such academies, including rent and other facilities expenses. GFS will also apportion $135 of any academy fee to the Company for any participation by the athletes in the combine portion of Selected Regional Combines, subject to change by the agreement of the parties. The Company will also support sales for any GFS-organized academy and receive the standard commission based on the rate received by the academy’s regional directors.

The Sponsorship Agreement provides that the Company and GFS will jointly provide up to ten official Bowl scholarships annually for athletes in need. The Company will cover all scholarship management costs, while GFS will reimburse the Company for half of the costs for up to five scholarships. Any additional scholarships awarded by either party beyond the agreed number or to athletes that do not meet agreed-to need-based criteria will be solely funded by the awarding party.

The Company will participate in the Bowl Selection Team to evaluate athletes for the Bowl, subject to GFS’s final authority on all Bowl selectees. The Company may present a Bowl jersey to each selected athlete on site before the end of the applicable Event, if there is no Bowl representative on site.

Both parties will indemnify each other against claims arising from the Bowl or the Events. GFS will indemnify the Company for any third-party claims that the Events infringe upon such third party’s intellectual property rights. The Sponsorship Agreement prohibits GFS from engaging other companies in the football recruiting space as partners during the term and restricts the Company from affiliating with competitors’ football combines.

The term of the Sponsorship Agreement began on January 30, 2025, and will automatically terminate on December 31, 2026, subject to good-faith renewal discussions beginning 60 days prior to termination. The Sponsorship Agreement may also be terminated immediately upon breach by the other party, if such breach is not cured within 20 business days of written notice of such breach.

Prior to their entry into the Sponsorship Agreement, the Company and GFS were parties to a Sponsorship Agreement, dated as of September 9, 2022, which terminated in accordance with its terms on December 31, 2024 (the “Prior Sponsorship Agreement”). Other than in respect of the Sponsorship Agreement and the Prior Sponsorship Agreement, there is no material relationship between the Company or its affiliates and GFS or its affiliates.

The Sponsorship Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Sponsorship Agreement, dated as of January 30, 2025, between Goat Farm Sports, LLC and Signing Day Sports, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2025	Signing Day Sports, Inc.

/s/ Daniel Nelson
	Name:	Daniel Nelson
	Title:	Chief Executive Officer

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